EXHIBIT 10.1
EXECUTION COPY
     This OMNIBUS AGREEMENT (this “Agreement”) is entered into as of July 23, 2010, among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), ANIXTER INC., a Delaware corporation (“Anixter”), as the initial Servicer, each financial institution party hereto as a Financial Institution, FALCON ASSET SECURITIZATION COMPANY LLC (“Falcon”) and THREE PILLARS FUNDING LLC (f/k/a Three Pillars Funding Corporation) (“Three Pillars”), as conduits, (collectively, the “Conduits” and each individually, a “Conduit”), SUNTRUST ROBINSON HUMPHREY, INC. and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA) (“J.P. Morgan”), as managing agents (collectively, the “Managing Agents” and each individually, a “Managing Agent”) and J.P. Morgan, as agent for the Purchasers (the “Agent”). Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the RPA referred to below.
PRELIMINARY STATEMENTS
          A. The parties hereto are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”).
          B. Anixter and the Seller (collectively, the “Seller Parties”) are parties to that certain Amended and Restated Receivables Sale Agreement dated as of October 3, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “RSA”).
          C. Anixter has requested that the Seller transfer and assign to Anixter all of the Seller’s interest in the unpaid Receivables owing by Obligors with the customer prefixes SIE and SG. (in each case, as such customer prefixes are in effect or otherwise categorized as of the date hereof)and all Related Security with respect to the such Receivables (collectively, the “Specified Assets”) that were previously transferred and assigned to the Seller prior to the date hereof pursuant to the RSA. The Seller is willing to transfer and assign the Specified Assets to Anixter.
          D. The Seller Parties have requested that the Agent, the Managing Agent, the Financial Institutions and the Conduits consent to the transfer of the Specified Assets by Anixter to the Seller.
          E. The applicable parties hereto have agreed to (i) amend the RPA, (ii) amend the RSA, (iii) transfer the Specified Assets from the Seller to Anixter and (iv) consent to the transfer of the Specified Assets, in each case, on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration (which, in the case of the transfer of the Specified Assets by the Seller to Anixter, may be in the form of the reduction of Purchase Price Credits owing by the Seller to Anixter under the RSA), the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Amendments to RSA. Effective as of the “Agreement Effective Date” (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 5 below, the RSA is hereby amended as follows:
          1.1 Section 4.1(i) of the RSA is hereby amended to add the following sentence to the end of such section:
     “On or before September 23, 2010, the Originator shall instruct the Obligors with the customer prefixes SIE and SG. to pay all amounts due with respect to their Receivables to an account which is not a Lock-Box or Collection Account.”
          1.2 The definition of “Excluded Receivable” set forth in Exhibit I to the RSA is hereby amended and restated in its entirety to read as follows:
     “Excluded Receivable” means indebtedness and other obligations owed to Originator, in respect of: (i) all accounts receivable generated by Originator’s Latin American export locations, (ii) all accounts receivable generated by Originator’s “Pacer”, “IMS” and “Pentacon” divisions which are not included in Originator’s main subledger system, (iii) all accounts receivable generated by any of Originator’s divisions which are acquired after July 24, 2009 which are not included in Originator’s main subledger system, (iv) all accounts receivable owing by Obligors with the following customer prefixes: N-N, NN+, SIE or SG. (in each case, as such customer prefixes are in effect or otherwise categorized as of July 24, 2009), and thereafter, and (v) all accounts receivable existing at Originator’s general corporate division coded WC (as such division is in effect or otherwise structured as of July 24, 2009).
          SECTION 2. Amendments to the RPA. Effective as of the Agreement Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 5 below, the RPA is hereby amended as follows:
          2.1 Section 7.1(b) of the RPA is hereby amended to add the following as a new clause (vii) thereof:
     “(vii) Appointment of Independent Director. The decision to appoint a new director of Seller as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.””
          2.2 Section 7.1(j) of the RPA is hereby amended to add the following sentence to the end of such section:
     “On or before September 23, 2010, the Seller Parties shall instruct the Obligors with the customer prefixes SIE and SG. to pay all amounts due with respect to their Receivables to an account which is not a Lock-Box or Collection Account.”
          2.3 Clause (M) of Section 7.1(i) of the RPA is hereby amended and restated in its entirety to read as follows:
     “(M) maintain its corporate charter in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) its corporate charter, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to the Agent of the replacement or appointment of any director that is to serve as an Independent

     Director for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Director” and the Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of “Independent Director;”
          2.4 Section 9.1 of the RPA is hereby amended to (i) delete the period at the end of clause (k) thereof and replace such period with “; and” and (ii) add the following as a new clause (l) thereof:
     “(l) Any Person shall be appointed as an Independent Director of Seller without prior notice thereof having been given to the Agent in accordance with Section 7.1(b)(vii) or without the written acknowledgement by the Agent that such Person conforms, to the satisfaction of the Agent, with the criteria set forth in the definition herein of “Independent Director.”
          2.5 Section 10.2 of the RPA is hereby amended and restated in its entirety to read as follows:
     “Section 10.2 Increased Cost and Reduced Return. (a) If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent or the relevant Managing Agent, Seller shall pay to the applicable Managing Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction. The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, commenced after the date hereof, by any Funding Source or Purchaser with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and

Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency.
     (b) A certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to Seller and shall be conclusive absent manifest error. The Seller shall pay such Purchaser or Funding Source the amount as due on any such certificate on the next Settlement Date following receipt of such notice.
     (c) If any Purchaser or any Funding Source has or anticipates having any claim for compensation from the Seller pursuant to clause (iii) of the definition of Regulatory Change appearing in paragraph (a) of this Section 10.2, and such Purchaser or Funding Source believes that having the facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source shall provide written notice to Seller and the Servicer (a “Ratings Request”) that such Purchaser or Funding Source intends to request a public rating of the facility from one credit rating agency selected by such Purchaser or Funding Source and reasonably acceptable to Seller, of at least the equivalent of A by S&P and A2 by Moody’s (the “Specified Rating”). Seller and the Servicer agree that they shall cooperate with such Purchaser’s or Funding Source’s efforts to obtain the Specified Rating, and shall provide the applicable credit rating agency (either directly or through distribution to the Agent, Purchaser or Funding Source), any information requested by such credit rating agency for purposes of providing and monitoring the Specified Rating. The Purchasers shall pay the initial fees payable to the credit rating agency for providing the rating and all ongoing fees payable to the credit rating agency for their continued monitoring of the rating. Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Specified Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the facility prior to demanding any such compensation from Seller.”
          2.6 Section 13.14 of the RPA is hereby amended to add the following as a new clause (c) thereof:
     “(c) If, notwithstanding the intention of the parties expressed above, any sale or transfer by Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, Seller represents and warrants that each remittance of Collections to the Agent or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs.”
          2.7 The definition of “Liquidity Termination Date” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety to read as follows:
     “Liquidity Termination Date” means July 22, 2011.

          2.8 The definitions of “Amortization Date”, “Applicable Margin”, “Default Fee” and “Excluded Receivable” set forth in Exhibit I to the RPA are hereby amended and restated in their entirety to read as follows:
     “Amortization Date” means the earliest to occur of:
     (i) the day on which any of the conditions precedent set forth in Section 6.2 (except for Section 6.2(d)(iii)) are not satisfied;
     (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii);
     (iii) the Business Day specified in a written notice from the Agent pursuant to Section 9.2 following the occurrence of any other Amortization Event; and
     (iv) the Business Day specified in a written notice from the Agent following the failure to obtain the Specified Rating within 90 days following delivery of a Ratings Request to Seller and the Servicer, and (v) the date which is thirty (30) Business Days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
     “Applicable Margin” means 3.15%.
     “Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 4.15% above the Base Rate.
     “Excluded Receivable” means indebtedness and other obligations owed to Originator, in respect of: (i) all accounts receivable generated by Originator’s Latin American export locations, (ii) all accounts receivable generated by Originator’s “Pacer”, “IMS” and “Pentacon” divisions which are not included in Originator’s main subledger system, (iii) all accounts receivable generated by any of Originator’s divisions which are acquired after July 24, 2009 which are not included in Originator’s main subledger system, (iv) all accounts receivable owing by Obligors with the following customer prefixes: N-N, NN+, SIE or SG. (in each case, as such customer prefixes are in effect or otherwise categorized as of July 24, 2009), and thereafter, and (v) all accounts receivable existing at Originator’s general corporate division coded WC (as such division is in effect or otherwise structured as of July 24, 2009).
          2.9 Exhibit I to the RPA is hereby amended to insert the following definitions thereto in appropriate alphabetical order:
     “Independent Director” shall mean a member of the Board of Directors of Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director of Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Servicer, Originator, or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
          “Ratings Request” has the meaning set forth in Section 10.2(c) hereof.
          “Recharacterization” has the meaning set forth in Section 13.14(c) hereof.
          “Regulatory Change” has the meaning set forth in Section 10.2(a) hereof.
          “Specified Rating” has the meaning set forth in Section 10.2(c) hereof.
          SECTION 3. Transfer of Specified Assets. Effective as of the Agreement Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 5 below, (i) the Seller does hereby sell and assign to Anixter, without representation, recourse or warranty of any kind, all of the Seller’s right, title and interest in and to the Specified Assets and (ii) Anixter does hereby purchase from the Seller, without representation, recourse or warranty of any kind, all of the Seller’s right, title and interest in and to the Specified Assets.
          SECTION 4. Consent to Transfer of Specified Assets. Effective as of the Agreement Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 5 below:
          4.1 each of the Conduits, the Managing Agents, the Financial Institution and the Agent hereby releases the security interest in the Specified Assets that was granted by the Seller pursuant to the RPA; and
          4.2 each of the Conduits, the Managing Agents, the Financial Institutions and the Agent hereby consents to the Seller’s sale and transfer to Anixter of all of the Seller’s right, title and interest in and to the Specified Assets in accordance with Section 3 hereof.
          SECTION 5. Effective Date. This Agreement shall become effective, as of the date first above written (the “Agreement Effective Date”) upon the Agent’s receipt of each of the following:
          5.1 counterparts hereof executed by each party for which a signature block is attached hereto;
          5.2 evidence that the Seller has amended its Certificate of Incorporation to, among other things, amend the definition of “Independent Director” set forth therein to be consistent with the definition thereof set forth herein;
          5.3 counterparts to the Fourth Amended and Restated Fee Letter duly executed by each Person for which a signature block is attached thereto; and

          5.4 all fees payable on the date hereof pursuant to such Fourth Amended and Restated Fee Letter.
          SECTION 6. Covenants, Representations and Warranties of the Seller Parties. In order to induce the parties hereto to enter into this Agreement, each of the Seller Parties represents and warrants to the Agent and the Purchasers, as to itself, that:
     (a) The representations and warranties of such Seller Party set forth in Section 5.1 of the RPA, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.1 that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 6.1(a) shall be made as of such earlier date.
     (b) The representations and warranties of Anixter set forth in Section 2.1 of the RSA, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 2.1 that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 6.1(b) shall be made as of such earlier date.
     (c) The execution and delivery by such Seller Party of this Agreement has been duly authorized by proper corporate proceedings of such Seller Party and this Agreement, and the RPA and the RSA, as amended by this Agreement, constitutes the legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.
          SECTION 7. Ratification. The RPA and the RSA, as amended hereby, are hereby ratified, approved and confirmed in all respects.
          SECTION 8. Effect on the RPA and the RSA.
          8.1 On and after the Agreement Effective Date, each reference in the RPA and the RSA, as applicable, to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and all references to the RPA and the RSA, as applicable, in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean and be a reference to the RPA and the RSA, as applicable, as amended hereby. The RPA, the RSA and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
          8.2 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any party to the RPA, the RSA or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
          8.3 Each party hereto agrees and acknowledges that this Agreement constitutes a “Transaction Document” under and as defined in the RPA.

          SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
          SECTION 10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic transmission will also deliver an original executed counterpart, but the failure of any party to so deliver an original executed counterpart of this Agreement will not affect the validity or effectiveness of this Agreement.
          SECTION 11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns.
          SECTION 12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          SECTION 13. Integration. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above to be effective as hereinabove provided.

ANIXTER RECEIVABLES CORPORATION, as the Seller
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

ANIXTER INC., as the initial Servicer
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

Signature Page to Omnibus Agreement

FALCON ASSET SECURITIZATION COMPANY LLC
By:	JPMorgan Chase Bank, N.A., its attorney-in-
fact

By:	/s/ Joel Gedroic
	Name:	Joel Gedroic
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution, a Managing Agent and as Agent
By:	/s/ Joel Gedroic
	Name:	Joel Gedroic
	Title:	Executive Director

Signature Page to Omnibus Agreement

THREE PILLARS FUNDING LLC (f/k/a Three Pillars Funding Corporation)
By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Authorized Signatory

SUNTRUST BANK, as a Financial Institution
By:	/s/ Baerbel Freudenthaler
	Name:	Baerbel Freudenthaler
	Title:	Vice President

SUNTRUST ROBINSON HUMPHREY, INC., as a Managing Agent
By:	/s/ Joseph R. Franke
	Name:	Joseph R. Franke
	Title:	Director

Signature Page to Omnibus Agreement